EXHIBIT 10(e)(23)

AMENDMENT NO. 1
TO THE
XEROX CORPORATION
2004 PERFORMANCE INCENTIVE PLAN

2012 AMENDMENT AND RESTATEMENT

WITNESSETH:

WHEREAS, Xerox Corporation (the “Company”) has established the Xerox Corporation 2004 Performance Incentive Plan, 2012 Amendment and Restatement (the “Plan”), and

WHEREAS the Company desires to amend the Plan,

NOW, THEREFORE, the Plan is amended as follows:

(1)	The fourth sentence of Section 4 shall be amended to read in its entirety as follows:

“If a participant who is an employee or former employee of the Company is deemed by the Committee, in the Committee’s sole discretion exercised prior to a Change in Control, to have engaged in detrimental activity against the Company, any awards granted to such employee or former employee on or after January 1, 2006, whether or not Nonforfeitable as hereinafter defined, shall be cancelled and be of no further force or effect and any payment or delivery of an award from six months prior to such detrimental activity may be rescinded.”

This Amendment is effective as of the date hereof. In all other respects, the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of this 11th day of December 2013.

XEROX CORPORATION

By:	/s/ Thomas J. Maddison